                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                            PDG ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                 22-2677298
   (State or other jurisdiction of incorporation            (I.R.S. Employer
                  or organization)                         Identification No.)

     300 OXFORD DRIVE, MONROEVILLE, PENNSYLVANIA                  15146
      (Address of principal executive offices)                 (Zip Code)

                          CONSULTANT COMPENSATION PLAN
                            (Full title of the plan)

                            Dulcia Maire, Secretary
                                300 Oxford Drive
                        Monroeville, Pennsylvania  15146
                    (Name and address of agent for service)

                                 (412) 856-2200
          Telephone number, including area code, of agent for service


                        CALCULATION OF REGISTRATION FEE

   Title of                                                Proposed                      Proposed
  securities                   Amount                      maximum                        maximum                   Amount of
    to be                       to be                  offering price                    aggregate                 registration
 registered                  registered                   per share                    offering price                  fee
 ----------                  ----------                   ---------                    --------------               ---------
 Common Stock              450,000 shares                 $0.375                         $168,750                    $58.19

                                    PART II
                    INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, filed by the Corporation with the Securities and Exchange Commission, are incorporated herein by reference:

   (a) Annual Report on Form 10-K/A No. 1, dated May 31, 1996, for the fiscal year ended January 31, 1996.

   (b) Quarterly Report on Form 10-Q dated June 14, 1996 for the three months ended April 30, 1996.

   (c) Description of Common Stock of PDG Environmental, Inc. included in its Certificate of Incorporation, Certificate of Amendment to the Certificate of Incorporation and the Amended and Restated By-laws filed as Exhibits 3.1, 3.2 and 3.3, respectively, to its Annual Report on Form 10-K for the year ended January 31, 1996.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         At the Annual Meeting on June 25, 1991, the Corporation's stockholders approved a Certificate of Amendment (the "Amendment") to the Corporation's Certificate of Incorporation to provide for indemnification rights of directors, officers, employees and agents as permitted by the Delaware General Corporation Law ("DGCL") and to clarify the limitation of liability of the Corporation's directors pursuant to the DGCL. In addition, the Board of Directors amended the By-Laws of the Corporation to provide for the indemnification of the directors, officers, employees and agents of the Corporation to the fullest extent permissible pursuant to Section 145 of the DGCL.

         The Amendment provided additional protection to directors, officers and other persons consistent with the indemnification provisions of Section 145 of the DGCL. As permitted by the DGCL, the Amendment provided that the Corporation shall indemnify its directors and officers against expenses ( including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found to be liable to the Corporation.

         As further permitted by the DGCL, the Amendment provides that the Corporation will pay the litigation expenses of a director or officer as they are incurred. Under the Amendment, directors and officers would be given advance assurance that their litigation expenses will be paid by the Corporation subject to their agreement to repay any such amounts if it is ultimately determined that they are not entitled to be indemnified.

         The Amendment provides for indemnification only as authorized in the specific case upon a determination that the person seeking indemnity has met the applicable standard of conduct. Said determination can be made by the majority vote of disinterested members of the Board of Directors, by independent legal counsel or by the stockholders.

         The indemnification requirements might have a significant adverse effect on the Corporation and its stockholders in the event of a substantial judgment or settlement with respect to a director or officer entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         The warrants pursuant to which the common stock registered hereby will be issued were granted or are planned to be granted pursuant to a privately negotiated transaction with a single consultant to the Corporation. The negotiated transaction did not involve a public offer or sale and was intended to be exempt from the Registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Act.

ITEM 8.  EXHIBITS

         The following exhibits have been filed as part of this registration statement.

                                                                                             Pages of
                                                                                             Sequential
                                  Exhibit Index                                           Numbering System
                                  -------------                                           ----------------
   5.1    Opinion of Thorp, Reed & Armstrong, counsel for the Corporation as to the legality of the securities being registered.

   23.1    The consent of Ernst & Young, independent auditors.

   23.2   The consent of Thorp, Reed & Armstrong, counsel for the
          Corporation (Included in Exhibit 5.1)

   24.1   Power of Attorney of certain directors.


ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on July 15, 1996.


                                  PDG ENVIRONMENTAL, INC.


                                  By /s/ John C. Regan
                                     ------------------------------------
                                     Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ John C. Regan                                          July 15, 1996
- ------------------------------------------
Chairman and Chief Executive Officer
(Principal Executive Officer and Director)


                                             By /s/ John C. Regan
                                                -------------------------------
/s/Richard A. Bendis                            John C. Regan, Attorney-in-Fact
- ------------------------------------------      July 15, 1996
Director



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                                 EXHIBIT INDEX


                                                                  Pages of
                                                                 Sequential
Exhibit                                                          Numbering
Number    Description                                              System
- ------    -----------                                              ------
5.1       Opinion of Thorp, Reed & Armstrong, counsel
          for the Corporation as to the legality of the
          securities being registered.

23.1 The consent of Ernst & Young, independent auditors.

24.1      Power of Attorney of certain directors.